Rule 424 (b) (3)
Registration No. 333-62048
CUSIP # 63743HDL3

TRADE DATE: 11/02/2001
SETTLEMENT DATE:  11/07/2001
PRICING SUPPLEMENT NO. 2933 DATED July 12, 2001
TO PROSPECTUS SUPPLEMENTAL DATED June 14, 2001
AND BASE PROSPECTUS DATED June 13, 2001

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue
Floating Rate Notes

Principal Amount:	$200,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	11/07/01
Maturity Date:	11/07/03
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Plus 25 basis points
Index Maturity:	3 months
Interest Payment Dates:	On the 7th of February, May, August and November, commencing February 7, 2002
Reset Period:	Quarterly
Interest Reset Dates:	On the 7th of each February, May, August and November, commencing November 7, 2001.
Redemption Date:	None
Agent's Discount or Commission:	0.150%
Agent(s):	Bank of America Securities
J.P. Morgan Securities, Inc.
Capacity:	Agent
Form of Note:	Book-Entry
(Book-Entry or Certificated)
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $12,050,000,000 and, to date, including this offering, an aggregate of $11,369,920,000 Series C have been issued.